UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported):  March 10, 2011

China Chemical Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-156383	26-3018106
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1, Electric Power Road, Zhou Cun District Zibo, People’s Republic of China	255330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-533-6168699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2011, Mr. Jared Wang resigned as director of China Chemical Corp. (the “Company”). There was no disagreement or dispute between Mr. Wang and the Company which led to his resignation.

On July 7, 2011, the Company’s board of directors appointed Fengzhen Zhou as director, effective July 7, 2011.  There are no understandings or arrangements between Ms. Zhou and any other person pursuant to which Ms. Zhou was elected as a director. Ms. Zhou does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Pursuant to an appointment letter dated July 7, 2011, Ms. Zhou shall receive $30,700 annually for her services and will serve as a director for one year or until the next annual meeting of stockholders.

Ms. Zhou, age 53, has been the chief partner at Beijing Zhongliang Lujian Accounting Firm since July 2007. From January 2008 to June 2009, Ms. Zhou served as the manager of the professional guidance department at Beijing Longzhou Accounting Firm. From November 2000 to December 2007, Ms. Zhou was the project manager at Beijing Quanqi Accounting Firm.  Ms. Zhou received her bachelor degree in accounting from Tianjin University in 1981. Ms. Zhou is a certified public accountant in the People’s Republic of China and has many years’ experience in accounting and auditing.

The foregoing description of the principal terms of the appointment letter is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the appointment letter attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Appointment Letter, dated July 7, 2011, between the Company and Fengzhen Zhou.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA CHEMCAL CORP.

Date: July 8, 2011	By:	/s/ Dean Huge
Name: Dean Huge
Title: Chief Financial Officer